As filed with the Securities and Exchange Commission on February 8, 2002

                                                    Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               KRONOS INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

         Massachusetts                                        04-2640942
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                            Identification No.)

297 Billerica Road, Chelmsford, MA                               01824
(Address of Principal Executive Offices)                      (Zip Code)

                               Kronos Incorporated
                            2002 Stock Incentive Plan
                            (Full Title of the Plan)

                                  Paul A. Lacy
                               Kronos Incorporated
                               297 Billerica Road
                         Chelmsford, Massachusetts 01824
                     (Name and Address of Agent For Service)
                                 (978) 250-9800
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                 Proposed Maximum  Proposed Maximum
  Title of                           Offering         Aggregate       Amount of
Securities to      Amount to be      Price Per        Offering      Registration
be Registered     Registered (1)       Share            Price            Fee
--------------------------------------------------------------------------------
Common Stock,
$0.01 par value
per share         1,700,000 shares   $51.31(2)     $87,227,000(2)        $8,025
================================================================================

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's common stock as reported on The Nasdaq National Market on February 5, 2002.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     The information required by Item 1 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

Item 2.  Registrant Information and Employee Plan Annual Information.

     The written statement required by Item 2 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.


                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

(a) The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in
     (a) above.

(c) The description of the securities contained in the registrant's registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 67 of Chapter 156B of the Massachusetts General Laws ("M.G.L.") provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional.

     In accordance with Section 67 of Chapter 156B of the M.G.L., the registrant has elected to commit to provide indemnification to its officer's and directors.
Section 9 of the registrant's Amended and Restated By-Laws (the "By-Laws") provides that the registrant shall, to the maximum extent permitted by law of The Commonwealth of Massachusetts, indemnify any person against all liabilities and expenses, including amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees, reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil, criminal, administrative or investigative, in which such person may be involved or with which such person may be threatened, by reason of the fact that such person is or was or has agreed to be a director or officer of the registrant or while a director or officer is or was serving at the request of the registrant as a director, officer, partner, trustee, employee or agent of another organization or in any capacity with respect to any employee benefit plan. Such indemnification shall be provided although the person to be indemnified is not currently a director, officer, partner, trustee, employee or agent of the corporation or such other organization or no longer serves with respect to any such employee benefit plan.

     Notwithstanding the foregoing, the registrant's By-Laws further provide that no indemnification shall be provided with respect to any matter disposed of by settlement, consent decree or other negotiated resolution unless:

(a) such indemnification shall have been approved by holders of the shares of the corporation's capital stock then entitled to vote for directors, voting such shares as a single class, by a majority of the votes cast on the question exclusive of any shares owned by an interested director or officer; or

(b) such indemnification and such settlement, decree or resolution shall have been approved as being in the best interest of the corporation or organization or plan or participants served, as the case may be, after notice that it involves such indemnification, by a majority of the disinterested directors (or, if applicable, the sole disinterested director) then in office (whether or not constituting a quorum); or

(c) if no directors are disinterested, a written opinion, reasonably satisfactory to the corporation, of independent legal counsel selected by the corporation, shall have been furnished to the corporation that (i) such indemnification and such settlement, decree or resolution are in the best interest of the corporation or organization or plan or participants served, as the case may be, and (ii) if adjudicated, such indemnification would not be found to have been prohibited by law.

     The registrant's By-Laws also provide that expenses reasonably incurred in the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the registrant in advance of the final disposition thereof upon receipt of an undertaking by the person so indemnified to repay to the corporation the amounts so paid if it is ultimately determined that indemnification for such expenses is not authorized under the By-Laws.

     In addition, Article 6, Section 6.10 of the registrant's Restated Articles of Organization eliminates the personal liability of the registrant's directors to the registrant or its stockholders for monetary damages for breach of a director's fiduciary duty, except to the extent Chapter 156B of the M.G.L. prohibits the elimination or limitation of such liability.

     The registrant maintains a general liability insurance policy which covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

     At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the By-Laws. The registrant is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.  Undertakings.

1.  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any  prospectus  required by Section  10(a)(3) of the Securities
     Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chelmsford, Massachusetts, on this 8th day of February, 2002.

                                            KRONOS INCORPORATED

                                            By:
                                               ---------------------------------
                                                       Mark S. Ain
                                                       Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Kronos Incorporated, hereby severally constitute and appoint Mark S. Ain, Paul A. Lacy and Alyce Moore and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Kronos Incorporated to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                      Title                                Date


______________________   Chief Executive Officer and            February 8, 2002
Mark S. Ain              Chairman of the Board
                         (principal executive officer)


______________________   Vice President, Finance and            February 8, 2002
Paul A. Lacy             Administration, (principal
                         financial and accounting officer)


______________________   Director, President and Chief          February 8, 2002
W. Patrick Decker        Operating Officer



______________________   Director                               February 8, 2002
Richard J. Dumler




______________________   Director                               February 8, 2002
D. Bradley McWilliams




______________________   Director                               February 8, 2002
Lawrence Portner




______________________   Director                               February 8, 2002
Samuel Rubinovitz

                                INDEX TO EXHIBITS

Number        Description

4.1(1)        Restated Articles of Organization of the Registrant.
4.2(2)        Amended and Restated By-Laws of the Registrant.
5.1           Opinion of Hale and Dorr LLP, counsel to the Registrant.
10.1(3)       Kronos Incorporated 2002 Stock Incentive Plan.
23.1          Consent of Hale and Dorr LLP (included in Exhibit 5.1).
23.2          Consent of Ernst & Young LLP, independent auditors.
24.1          Power of attorney (included on the signature pages of this registration statement)

------------

(1) Incorporated by reference to the Registrant's Form 10-Q for the quarterly period ended April 3, 1998.

(2) Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 33-47383).

(3) Incorporated by reference to the Registrant's Proxy Statement filed on December 19, 2001.

                           [HALE AND DORR LETTERHEAD]

                                February 8, 2002

Kronos Incorporated
297 Billerica Road
Chelmsford, Massachusetts 01824

Re:  2002 Stock Incentive Plan

Ladies and Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to an aggregate of 1,700,000 shares of common stock, $0.01 par value per share (the "Shares"), of Kronos Incorporated, a Massachusetts corporation (the "Company"), issuable under the Company's 2002 Stock Incentive Plan (the "Plan").

     We have examined the Restated Articles of Organization and Amended and Restated By-Laws of the Company, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.

     We assume that the appropriate action will be taken, prior to the offer and sale of the shares in accordance with the Plan, to register and qualify the shares for sale under all applicable state securities or "blue sky" laws.

     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of The Commonwealth of Massachusetts and the federal laws of the United States of America.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plan, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                                     Very truly yours,

                                                     /s/ Hale and Dorr LLP

                                                     HALE AND DORR LLP

                                                                   Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2002 Stock Incentive Plan of Kronos Incorporated, for the registration of 1,700,000 shares of its common stock, of our report dated October 25, 2001, with respect to the consolidated financial statements of Kronos Incorporated included in its Annual Report (Form 10-K) for the year ended September 30, 2001, filed with the Securities and Exchange Commission.



                                                          /s/ Ernst & Young LLP

Boston, Massachusetts
February 6, 2002

                         KRONOS INCORPORATED LETTTERHEAD

                                February 8, 2002

VIA ELECTRONIC SUBMISSION

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC  20549


Re:      Kronos Incorporated
         Registration Statement on Form S-8

Ladies and Gentlemen:

     Submitted herewith for filing on behalf of Kronos Incorporated (the "Company"), is a Registration Statement on Form S-8 (the "Registration Statement") relating to 1,700,000 shares of the Company's common stock, $0.01 par value per share, issuable pursuant to the Company's 2002 Stock Incentive Plan.

     This filing is being effected by direct transmission to the Commission's EDGAR System. The full amount of the filing fee due with respect to the Registration Statement has been wired to the SEC.

     Please contact the undersigned at (978) 250-9800 with any questions or comments you may have regarding this filing.

                                                     Very truly yours,

                                                     /s/ Paul A. Lacy

                                                     Paul A. Lacy

Enclosures